Exhibit 10.36
FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Office Lease ("Fourth Amendment") is entered into effective as of the last date of signature below, by and between Cloud Real Estate Holdings, LLC, a North Carolina limited liability company ("Landlord") and nCino, Inc., a Delaware corporation ("Tenant") upon the terms and conditions hereinafter set forth.
RECITALS
A.Landlord and Tenant entered into that certain Office Lease dated effective November 29, 2020 as amended by that First Amendment to Office Lease ("First Amendment") dated as of January 27, 2021, Second Amendment to Office Lease dated April 5, 2021 ("Second Amendment") and that Third Amendment to Office Lease dated March 20, 2023 ("Third Amendment") (as amended, the First Amendment, Second Amendment and Third Amendment, the "Lease) for certain premises located as 6770 Park Farm Drive, Wilmington, North Carolina ("Premises"). For the purpose of this Fourth Amendment, the term "Lease" shall mean as modified by this Fourth Amendment.

B.The parties have agreed upon a rental abatement beginning in the month of August 2026 and continuing through the month of July, 2027.

C.The parties have agreed to extend the term of the Lease and certain other rights of the Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.The foregoing recitals are incorporated herein by reference.

2.The amount of abated Monthly Basic Rent for each of August through December 2026 shall be $52,366.67 per month. The total amount of abated Monthly Basic Rent for 2026 shall be
$261,833.35. The Monthly Basic Rent for each of the months of August through December 2026 shall be $194,164.83. The Total Basic Rent for the calendar year 2026 shall be
$2,696,544.65. Notwithstanding anything contained in the Lease or in The Notice of Parking Deck Completion Date and Parking Deck Rent Adjustment dated September 30, 2021 ("Rent Adjustment Statement"), the Monthly Basic Rent during the Initial Term for the months of August through December 2026 shall be $194,164.83 per month and the Total Basic Rent from January 1, 2026 through December 31, 2026 shall be $2,696,544.65.

3.The amount of abated Monthly Basic Rent for each of January through July 2027 shall be
$52,366.67. The total amount of abated Monthly Basic Rent for 2027 shall be $366,566.69. The Monthly Basic Rent for each of the months of January through July 2027 shall be
$199,713.29. The Total Basic Rent for the calendar year 2027 shall be $2,658,392.83. Notwithstanding anything contained in the Lease or in the Rent Adjustment Statement, the Monthly Basic Rent during the Initial Term for each of the months of January through July

2027 shall be $199,713.29 and Total Basic Rent from January 1, 2027 through December 31, 2027 is $2,658,392.83.

4.The Expiration Date of the Lease is hereby amended to be October 31, 2039. The deadline to exercise the First Extension Option as provided in the Lease is February 28, 2038. In the event the First Extension Option is duly and timely exercised, the First Extension Option will commence on November 1, 2039 and expire on October 31, 2047. The deadline to exercise the Second Extension Option is February 28, 2046. If the Second Extension Option is duly and timely exercised the Second Extension Period will commence on November 1, 2047 and expire on October 31, 2055.

5.Section 1 of Exhibit E of the Lease, as attached to the Third Amendment, shall be modified by deleting the second sentence and replacing it with the following:
"If, on or prior to November 30, 2028, Landlord shall desire to market the property or otherwise solicit an offer to purchase the property (a, "ROFO Sale Offering"), then Landlord shall not make any ROFO Sale Offering without first delivering to Tenant a written notice of the ROFO Sale Offering (the "ROFO Notice").
Section 2 of Exhibit E of the Lease, as attached to the Third Amendment, shall be modified by deleting the third sentence thereof and replacing it with the following:
"The Option Notice must be given no later than November 30, 2028, TIME BEING OF THE ESSENCE, otherwise the Purchase Option shall automatically become null and void".
6.Section 2 of Exhibit E of the Lease, as attached to the Third Amendment, shall be modified by replacing the date November 30, 2026 in subsection (ii) with November 30, 2028 and replacing the date November 30, 2026 in subsection (iii) with November 30, 2028.

7.Tenant acknowledges that it has no knowledge of (i) any default by Landlord under the Lease or (ii) any event, which with the passage of time, would become a default by Landlord under the Lease.

8.Section 19.02 of the Lease shall be modified by adding a new paragraph as follows:

"Notwithstanding any other remedy or action elected by Landlord, in the event of a default by Tenant, Landlord shall be entitled to recover from Tenant all abated Basic Rent as set forth in Section 2 and 3 of this Fourth Amendment.

9.Capitalized terms used by not defined in this Fourth Amendment shall have the meanings given in the Lease.

10.Each of Landlord and Tenant represents and warrants to the other that the individual executing this Fourth Amendment on such parties behalf is authorized to do so.

11.Except as modified by this Fourth Amendment, all of Landlord's and Tenant's other rights, obligations and covenants with respect to the Lease shall remain in full force and effect. This

Fourth Amendment may be executed in multiple counterparts, each of which shall be deemed to an original, and all of such counterparts shall constitute one document. To facilitate execution of this Fourth Amendment, the parties hereto may execute and exchange by electronic mail pdf or by Docusign counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Fourth Amendment and physically form one (1) document. In the event any term or provision of this Fourth Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provisions shall be given its nearest legal meaning or be construed or deleted as such authority determines and the remainder of this Fourth Amendment shall be remain in full force and effect.

In witness whereof, the parties have executed this Fourth Amendment effective as of the date first above written.

TENANT:

nCino, Inc., a Delaware corporation

By: /s/ Gregory D. Orenstein
Name: Gregory D. Orenstein
Title: Chief Financial Officer

In witness whereof, the parties have executed this Fourth Amendment effective as of the date first above written.

LANDLORD:

Cloud Real Estate Holdings, LLC, a North Carolina limited liability company

By: /s/ Raiford Trask
Name: Raiford G. Trask, III
Title: Manager